CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 19, 2023, relating to the financial statement of Madison Aggregate Bond ETF, a series of Madison ETFs Trust, as of June 27, 2023, and to the references to our firm under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

COHEN & COMPANY, LTD.
Milwaukee, Wisconsin
July 26, 2023